Exhibit 16.2
WIESENECK, ANDRES & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS
772 U.S. HIGHWAY 1, SUITE 100
NORTH PALM BEACH, FLORIDA 33408
(561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.	FAX (561) 626-3453
PAUL M. SIESENECK, C.P.A.
*Regulated by the State of Florida
September 28, 2007
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549
To Whom it May Concern:
This letter is to inform you that we have read the current Report Form 8-K of Liberator Medical Holdings, Inc., Commission Number 000-05663, and fully agree with the statements within the report.
Respectfully submitted,
Very truly yours,
/s/ Thomas B. Andres
Thomas B. Andres